Filed Pursuant to Rule 433
                                                         File No.: 333-132249-07

                       [BANC OF AMERICA SECURITIES LOGO]

--------------------------------------------------------------------------------

   The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

   Because the asset-backed securities are being offered on a "when, as and if issued" basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. In addition, since the asset-backed securities and the asset pools backing them are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus), any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

Mortgage Pass-Through Certificates, Series 2006-7

Banc of America Alternative Loan Trust 2006-7
Issuing Entity

Banc of America Mortgage Securities, Inc.
Depositor

Bank of America, National Association
Sponsor and Servicer

[BANK OF AMERICA LOGO]

September 20, 2006

--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

--------------------------------------------------------------------------------

                                   DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

                             IRS CIRCULAR 230 NOTICE

            THIS FREE WRITING PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING U.S. FEDERAL, STATE OR LOCAL TAX PENALTIES. THIS FREE WRITING PROSPECTUS IS WRITTEN AND PROVIDED BY THE UNDERWRITER IN CONNECTION WITH THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN. INVESTORS SHOULD SEEK ADVICE BASED ON THEIR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

The information contained in this free writing prospectus should be read in conjunction with the information contained in the Depositor's most recent base prospectus and the information provided by Banc of America Securities LLC (the "Underwriter"). The Depositor's most recent base prospectus referred to in this free writing prospectus is the base prospectus dated June 27, 2006 attached to the prospectus supplement dated June 28, 2006 relating to the Banc of America Alternative Loan Trust 2006-6 Mortgage Pass-Through Certificates, Series 2006-6 filed with the SEC under Rule 424(b)(5) of the Securities Act (SEC File No. 333-132249-06). You should carefully read this free writing prospectus and the base prospectus, as well as the information provided by the Underwriter, before you make any investment decision. Capitalized terms that are used but not defined in this free writing prospectus have the meaning given to those terms in the base prospectus.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

--------------------------------------------------------------------------------
[BANC OF AMERICA SECURITIES LOGO]  Banc of America Alternative Loan Trust 2006-7
                               Mortgage Pass-Through Certificates, Series 2006-7
--------------------------------------------------------------------------------

                      Preliminary Summary of Certificates
                                   To Call(1)

                                                                         Expected
                                                                           Final
                                                   Est.    Est. Prin.    Maturity
          Approx.                                   WAL      Window       @ 100%      Delay      Expected
Class     Size (2)     Interest - Principal Type   (yrs)     (mos)          PPC       Days        Ratings
-----   ------------   -------------------------   -----   ----------   -----------   -----   -------   ----
Offered Certificates                                                                          Moody's   S&P
--------------------                                                                          -------   ----
A-1     $251,644,000        Fixed - Senior          1.01     1 - 23              23      24     Aaa     AAA
A-2      $72,970,000        Fixed - Senior          2.25    23 - 31              31      24     Aaa     AAA
A-3      $97,674,000        Fixed - Senior          3.25    31 - 50              50      24     Aaa     AAA
A-4      $74,176,000        Fixed - Senior          5.50    50 - 99              99      24     Aaa     AAA
A-5      $24,215,000        Fixed - Senior          8.24    99 - 99              99      24     Aaa     AAA
A-6     $120,110,000    Fixed - Senior Lockout      6.45    37 - 99              99      24     Aaa     AAA
M-1      $13,077,000      Fixed - Subordinate       5.49    37 - 99              99      24     Aa2      AA
M-2       $3,353,000      Fixed - Subordinate       5.42    37 - 99              99      24     A1       A
M-3       $3,353,000      Fixed - Subordinate       5.20    37 - 90              90      24     A2      N/A
M-4       $3,353,000      Fixed - Subordinate       4.79    37 - 78              78      24    Baa1     BBB
M-5       $3,353,000      Fixed - Subordinate       3.81    37 - 62              62      24    Baa3     BBB-
------------------------------------------------------------------------------------------------------------
                                             Not Offered Hereunder
                                             ---------------------
CE        $3,354,422                                              Information Not Provided Herein
R                 $0

(1) Estimated weighted average life, principal window and maturity for the Offered Certificates are estimated to the 10% cleanup call at a pricing speed of 100% PPC, where PPC is 8% CPR in the first month increasing 1.454545% each month up to and including month 12, and remaining at 24% CPR for the life.

(2)   Class sizes are approximate and are subject to a +/- 5% variance.

                       Preliminary Summary of Certificates
                                 To Maturity (1)

                                                                         Expected
                                                                           Final
                                                   Est.    Est. Prin.    Maturity
          Approx.                                   WAL      Window       @ 100%      Delay      Expected
Class     Size (2)     Interest - Principal Type   (yrs)     (mos)          PPC       Days        Ratings
-----   ------------   -------------------------   -----   ----------   -----------   -----   -------   ----
Offered Certificates                                                                          Moody's   S&P
--------------------                                                                          -------   ----
A-1     $251,644,000        Fixed - Senior          1.01     1 - 23              23      24     Aaa     AAA
A-2      $72,970,000        Fixed - Senior          2.25    23 - 31              31      24     Aaa     AAA
A-3      $97,674,000        Fixed - Senior          3.25    31 - 50              50      24     Aaa     AAA
A-4      $74,176,000        Fixed - Senior          5.72    50 - 132            132      24     Aaa     AAA
A-5      $24,215,000        Fixed - Senior         13.49   132 - 216            216      24     Aaa     AAA
A-6     $120,110,000    Fixed - Senior Lockout      6.74    37 - 214            214      24     Aaa     AAA
M-1      $13,077,000      Fixed - Subordinate       5.67    37 - 123            123      24     Aa2      AA
M-2       $3,353,000      Fixed - Subordinate       5.42    37 - 99              99      24     A1       A
M-3       $3,353,000      Fixed - Subordinate       5.20    37 - 90              90      24     A2      N/A
M-4       $3,353,000      Fixed - Subordinate       4.79    37 - 78              78      24    Baa1     BBB
M-5       $3,353,000      Fixed - Subordinate       3.81    37 - 62              62      24    Baa3     BBB-
------------------------------------------------------------------------------------------------------------
                                              Not Offered Hereunder
CE        $3,354,422                                              Information Not Provided Herein
R                 $0

(1) Estimated weighted average life, principal window and maturity for the Offered Certificates are estimated to the maturity at a pricing speed of 100% PPC, where PPC is 8% CPR in the first month increasing 1.454545% each month up to and including month 12, and remaining at 24% CPR for the life.

(2)   Class sizes are approximate and are subject to a +/- 5% variance.

                          Preliminary Summary of Terms

Principal Distributions on the            For each Distribution Date before the
Senior Certificates:                Stepdown Date or when a Trigger Event is in
                                    effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the Class Balances of the Senior Certificates in the following order of priority:

                                                first, to the Class A-6
                                          Certificates, up to the Priority
                                          Amount;

                                                second, sequentially to the
                                          Class A-1, Class A-2, Class A-3, Class
                                          A-4 and Class A-5 Certificates, in
                                          that order, until the Class Balance of
                                          each such class has been reduced to
                                          zero; and

                                                third, to the Class A-6
                                          Certificates, until the Class Balance
                                          thereof has been reduced to zero.

                                          For each Distribution Date on or after
                                    the Stepdown Date so long as no Trigger
                                    Event is in effect, the Senior Principal
                                    Distribution Amount will be allocated among and distributed in reduction of the Class Balances of the Senior Certificates in the following order of priority:

                                                first, to the Class A-6
                                          Certificates, up to the Priority
                                          Amount;

                                                second, sequentially to the
                                          Class A-1, Class A-2, Class A-3, Class
                                          A-4 and Class A-5 Certificates, in
                                          that order, until the Class Balance of
                                          each such class has been reduced to
                                          zero; and

                                                third, to the Class A-6
                                          Certificates, until the Class Balance
                                          thereof has been reduced to zero.

Class M-1 Principal
Distribution Amount:                As of any Distribution Date on or after the
                                    Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the Class Balances of the Senior Certificates (after taking into account the payment of the Senior Principal
                                    Distribution Amount on such Distribution
                                    Date) and (ii) the Class Balance of the
                                    Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately
                                    95.00% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date and (b) the amount by which the Pool Balance as of the last day of the related Collection
                                    Period after giving effect to principal
                                    prepayments received during the calendar month preceding the month of that Distribution Date exceeds the product of (i)
                                    0.50% and (ii) the Pool Balance on the
                                    Cut-off Date.

Class M-2 Principal                 As of any Distribution Date on or after the
Distribution Amount:                Stepdown Date and as long as a Trigger Event
                                    is not in effect, the excess of (x) the sum of (i) the sum of the Class Balances of the Senior Certificates (after taking into account the payment of the Senior Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Balance of the Class
                                    M-1 Certificates (after taking into account the payment of the Class M-1 Principal
                                    Distribution Amount on such Distribution
                                    Date) and (iii) the Class Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately
                                    96.00% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date and (b) the amount by which the Pool Balance as of the last day of the related Collection
                                    Period after giving effect to principal
                                    prepayments received during the calendar month preceding the month of that Distribution Date exceeds the product of (i)
                                    0.50% and (ii) the Pool Balance on the
                                    Cut-off Date.

Class M-3 Principal                 As of any Distribution Date on or after the
Distribution Amount:                Stepdown Date and as long as a Trigger Event
                                    is not in effect, the excess of (x) the sum of (i) the sum of the Class Balances of the Senior Certificates (after taking into account the payment of the Senior Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Balance of the Class
                                    M-1 Certificates (after taking into account the payment of the Class M-1 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iii) the Class Balance of the Class
                                    M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date) and (iv) the Class Balance of the
                                    Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately
                                    97.00% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date and (b) the amount by which the Pool Balance as of the last day of the related Collection
                                    Period after giving effect to principal
                                    prepayments received during the calendar month preceding the month of that Distribution Date exceeds the product of (i)
                                    0.50% and (ii) the Pool Balance on the
                                    Cut-off Date.

Class M-4 Principal                 As of any Distribution Date on or after the
Distribution Amount:                Stepdown Date and as long as a Trigger Event
                                    is not in effect, the excess of (x) the sum of (i) the sum of the Class Balances of the Senior Certificates (after taking into account the payment of the Senior Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Balance of the Class
                                    M-1 Certificates (after taking into account the payment of the Class M-1 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iii) the Class Balance of the Class
                                    M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Class Balance of the Class
                                    M-3 Certificates (after taking into account the payment of the Class M-3 Principal
                                    Distribution Amount on such Distribution
                                    Date) and (v) the Class Balance of the Class
                                    M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 98.00% and
                                    (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date and (b) the amount by which the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date exceeds the product of (i) 0.50% and (ii) the Pool
                                    Balance on the Cut-off Date.

Class M-5 Principal                 As of any Distribution Date on or after the
Distribution Amount:                Stepdown Date and as long as a Trigger Event
                                    is not in effect, the excess of (x) the sum of (i) the sum of the Class Balances of the Senior Certificates (after taking into account the payment of the Senior Principal
                                    Distribution Amount on such Distribution
                                    Date), (ii) the Class Balance of the Class
                                    M-1 Certificates (after taking into account the payment of the Class M-1 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iii) the Class Balance of the Class
                                    M-2 Certificates (after taking into account the payment of the Class M-2 Principal
                                    Distribution Amount on such Distribution
                                    Date), (iv) the Class Balance of the Class
                                    M-3 Certificates (after taking into account the payment of the Class M-3 Principal
                                    Distribution Amount on such Distribution
                                    Date), (v) the Class Balance of the Class
                                    M-4 Certificates (after taking into account the payment of the Class M-4 Principal
                                    Distribution Amount on such Distribution
                                    Date) and (vi) the Class Balance of the
                                    Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately
                                    99.00% and (ii) the Pool Balance as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date and (b) the amount by which the Pool Balance as of the last day of the related Collection
                                    Period after giving effect to principal
                                    prepayments received during the calendar month preceding the month of that Distribution Date exceeds the product of (i)
                                    0.50% and (ii) the Pool Balance on the
                                    Cut-off Date.

Collection Period:                  The period from the second day of the
                                    calendar month preceding the month in which a Distribution Date occurs through the first day of the calendar month in which the Distribution Date occurs.

Principal Distribution              As of any Distribution Date, the sum of (i)
Amount:                             the Principal Remittance Amount (minus the
                                    Overcollateralization Release Amount, if
                                    any) and (ii) the Extra Principal
                                    Distribution Amount, if any.

Priority Amount:                    For any Distribution Date the lesser of (i)
                                    the Class Balance of the Class A-6
                                    Certificates and (ii) the product of (a) the Priority Percentage, (b) the Shift
                                    Percentage and (c) the Senior Principal
                                    Distribution Amount.

Priority Percentage:                For any Distribution Date (i) the Class
                                    Balance of the Class A-6 Certificates
                                    divided by (ii) the sum of the Class
                                    Balances of the Class A-1, Class A-2, Class
                                    A-3, Class A-4, Class A-5 and Class A-6
                                    Certificates.

Senior Principal Distribution       As of any Distribution Date (i) before the
Amount:                             Stepdown Date or as to which a Trigger Event
                                    is in effect, the Principal Distribution
                                    Amount and (ii) on or after the Stepdown
                                    Date and as long as a Trigger Event is not in effect, the excess of (a) the Class
                                    Balance of the Overcollateralized
                                    Certificates immediately prior to that
                                    Distribution Date over (b) the lesser of (x) the product of (1) approximately 91.10% and
                                    (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date and (y) the amount by which the aggregate Stated
                                    Principal Balance of the Mortgage Loans as of the last day of the related collection period after giving effect to principal prepayments received during the calendar month preceding the month of that Distribution Date exceeds the product of (1)
                                    0.50% and (2) the aggregate Stated Principal
                                    Balance of the Mortgage Loans on the Cut-off
                                    Date.

Senior Specified Enhancement        Approximately 8.90%
Percentage:

Shift Percentage:                   For any Distribution Date, the percentage
                                    set forth below:

                                    Distribution Date Occurring In        Shift Percentage
                                    -----------------------------------   ----------------
                                    October 2006 through September 2009                  0%
                                    October 2009 through September 2011                 45%
                                    October 2011 through September 2012                 80%
                                    October 2012 through September 2013                100%
                                    October 2013 and thereafter                        300%

Subordinate Principal               Any of the Class M-1 Principal Distribution
Distribution Amount:                Amount, Class M-2 Principal Distribution
                                    Amount, Class M-3 Principal Distribution
                                    Amount, Class M-4 Principal Distribution
                                    Amount or Class M-5 Principal Distribution
                                    Amount.

Targeted                            As of any Distribution Date, (x) prior to
Overcollateralization:              the Stepdown Date, approximately 0.50% of
                                    the aggregate Stated Principal Balance of the Mortgage Loans in the Overcollateralized
                                    Loan Group as of the Cut-off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (a) approximately 1.00% of the aggregate
                                    Stated Principal Balance of the Mortgage
                                    Loans in the Overcollateralized Loan Group as of due date in the month of such Distribution Date and (b) 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans in the Overcollateralized
                                    Loan Group as of the Cut-off Date and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Trigger Event:                      A "Trigger Event" has occurred on a
                                    Distribution Date if (i) the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds 50% of the Senior
                                    Enhancement Percentage or (ii) the aggregate amount of Realized Losses on the Mortgage
                                    Loans incurred since the Cut-off Date
                                    through the Due Date in the month of such Distribution Date (reduced by the aggregate amount of Recoveries received since the Cut-off Date through the Due Date in the month of such Distribution Date) divided by the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution
                                    Date:

Distribution Date Occurring In        Percentage
-----------------------------------   -----------------------------------
October 2008 through September 2009   0.15% for the first month, plus an
                                      additional 1/12th of 0.20% for each
                                      month thereafter
October 2009 through September 2010   0.35% for the first month, plus an
                                      additional 1/12th of 0.30% for each
                                      month thereafter
October 2010 through September 2011   0.65% for the first month, plus an
                                      additional 1/12th of 0.25% for each
                                      month thereafter
October 2011 through September 2012   0.90% for the first month, plus an
                                      additional 1/12th of 0.15% for each
                                      month thereafter
October 2012 and thereafter           1.05%

--------------------------------------------------------------------------------

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. Banc of America Securities LLC (the "Underwriter") makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.